EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Indiana Bank and Trust Company Employees' Savings and Profit Sharing Plan and Trust
Columbus, IN

We hereby consent to the incorporation by reference in Registration Statement on Form S-8  No. 33-58912 of our report dated June 21, 2011, relating to the financial statements and supplemental schedules of Indiana Bank and Trust Company Employees' Savings and Profit Sharing Plan and Trust appearing on this Form 11-K for the year ended December 31, 2010.

/s/Somerset CPAs, P.C.

Indianapolis, IN

June 21, 2011